UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia (Address of principal executive offices)	30338 (Zip Code)

Registrant’s telephone number, including area code: (678) 514-4100

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 27, 2010, the stockholders of Wendy’s/Arby’s Group, Inc. (the “Company”) approved the Company’s 2010 Omnibus Award Plan (the “2010 Omnibus Award Plan”), which previously had been adopted by the Company’s Board of Directors on March 1, 2010, subject to stockholder approval.  The 2010 Omnibus Award Plan is described in detail under Proposal 2 in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders (the “2010 Proxy Statement”), which was filed with the Securities and Exchange Commission on April 9, 2010.  For the full text of the 2010 Omnibus Award Plan, see Annex A to the 2010 Proxy Statement.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 27, 2010, the Company held its 2010 Annual Meeting of Stockholders.  The following directors were elected at the meeting: Nelson Peltz, Peter W. May, Clive Chajet, Edward P. Garden, Janet Hill, Joseph A. Levato, J. Randolph Lewis, Peter H. Rothschild, David E. Schwab II, Roland C. Smith, Raymond S. Troubh and Jack G. Wasserman.  In addition, the stockholders approved the Company’s 2010 Omnibus Award Plan and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010.  The stockholders did not approve a stockholder proposal regarding poultry slaughter.  A description of each proposal voted upon at the meeting, and the voting results as to each such proposal, is set forth below.

The proposal to elect each of the nominees named below to serve as a director until the Company’s next annual meeting of stockholders was approved with the election of each by the affirmative vote of a plurality of the total voting power of the shares present in person or represented by proxy and entitled to vote at the meeting.  Voting results with respect to each nominee are set forth below.  There were 54,713,482 broker non-votes as to this proposal.

Nominee	Votes For	Votes Withheld
Nelson Peltz	307,135,486	19,930,558
Peter W. May	309,851,824	17,214,220
Clive Chajet	312,815,584	14,250,460
Edward P. Garden	309,596,995	17,469,051
Janet Hill	316,789,332	10,276,712
Joseph A. Levato	314,102,715	12,963,329
J. Randolph Lewis	321,396,987	5,669,057
Peter H. Rothschild	320,051,731	7,014,313
David E. Schwab II	314,071,174	12,994,870
Roland C. Smith	321,416,158	5,649,886
Raymond S. Troubh	305,530,307	21,535,737
Jack G. Wasserman	316,617,207	10,448,837

The proposal to approve the Company’s 2010 Omnibus Award Plan was approved by the affirmative vote of a majority of votes cast, with the total votes cast representing over 50% in interest of all securities entitled to vote.  There were 271,236,464 votes for, 54,379,226 votes against and 1,450,354 abstentions.  There were 54,713,482 broker non-votes as to this proposal.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010 was approved by the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting.  There were 376,915,762 votes for, 3,692,148 votes against and 1,171,616 abstentions.  There were no broker non-votes as to this proposal.

The stockholder proposal regarding poultry slaughter was not approved.  There were 15,758,597 votes for, 262,774,965 votes against and 48,532,482 abstentions.  There were 54,713,482 broker non-votes as to this proposal.

_______________________________________________________________________________________________________________
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2010

WENDY’S/ARBY’S GROUP, INC.

By: /s/ Nils H. Okeson
Nils H. Okeson
Senior Vice President,
General Counsel and Secretary